EXHIBIT 4.0

COMMON STOCK	COMMON STOCK
CERTIFICATE NO.	SHARES
See reverse side for certain definitions
CUSIP NO.

EQUITABLE FINANCIAL CORP.

ORGANIZED UNDER THE LAWS OF THE UNITED STATES

THIS CERTIFIES THAT:

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE

PER SHARE OF EQUITABLE FINANCIAL CORP.

The shares represented by this certificate are transferable only on the stock transfer books of Equitable Financial Corp. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. This certificate is not valid until countersigned and registered by the Corporation’s Transfer Agent and Registrar.

The shares are not a deposit account and are not federally insured or guaranteed by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, EQUITABLE FINANCIAL CORP. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:		[SEAL]

	Chairman of the Board, President and Chief Executive Officer		Corporate Secretary

The shares represented by this Certificate are subject to a limitation contained in the Charter to the effect that for a period of five years from the date of the initial issuance of securities in no event shall any person, other than Equitable Financial MHC, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10% of the outstanding shares of common stock. Shares beneficially owned in excess of this limitation shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares.

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT - custodian
(Cust) (Minor)

TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act
____________
(State)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT - custodian (until age ) (Cust)
under Uniform Transfers
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFICATION NUMBER OF ASSIGNEE

_______________________________________________________________________________________________________

Please print or typewrite name and address including postal zip code of assignee.

                                                                                                   shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                                                                                                , attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED	_____________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:	_____________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15